Exhibit 10.32

Execution Version

PATENT SECURITY AGREEMENT

This PATENT SECURITY AGREEMENT, dated as of November 4, 2022 (this “Agreement”), is made by each of the signatory hereto indicated as a Grantor (the “Grantor”) in favor of BLUE TORCH FINANCE LLC, as collateral agent for the Secured Parties (in such capacity, together with its successors and permitted assigns in such capacity, the “Collateral Agent”).

WHEREAS, pursuant to that certain Financing Agreement, dated as of November 4, 2022 (as the same may hereafter be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Financing Agreement”), by and among Near Intelligence Holdings Inc., a Delaware corporation, the Lenders from time to time party thereto, the Collateral Agent and the other parties from time to time party thereto, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and conditions set forth therein;

WHEREAS, as a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Financing Agreement, the Grantor entered into a Pledge and Security Agreement, dated as of November 4, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Pledge and Security Agreement”), among the Grantor, the Collateral Agent and the other parties from time to time party thereto, pursuant to which the Grantor granted to the Collateral Agent, for the benefit of the Secured Parties, a security interest in the Patent Collateral (as defined below); and

WHEREAS, pursuant to the Pledge and Security Agreement, the Grantor agreed to execute this Agreement, in order to record the security interest granted to the Collateral Agent for the benefit of the Secured Parties with the United States Patent and Trademark Office.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Grantor hereby agrees with the Collateral Agent as follows:

SECTION 1. Defined Terms

Capitalized terms used but not defined herein shall have the respective meanings given thereto in the Pledge and Security Agreement, and if not defined therein, shall have the respective meanings given thereto in the Financing Agreement.

SECTION 2. Grant of Security Interest.

The Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in, all of the following property, in each case, wherever located and now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Patent Collateral”) as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations:

(a) all United States, foreign, and multinational patents, certificates of invention, and similar industrial property rights, and applications for any of the foregoing, including, without limitation, (i) each patent and patent application listed on Schedule A, (ii) all reissues, substitutes, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof, and(iii) all inventions and designs claimed therein; and

(b) (i) all rights to sue or otherwise recover for any past, present and future infringement or other violation of any of the foregoing, (ii) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages and proceeds of suit and other payments now or hereafter due and/or payable with respect thereto, and (iii) all other rights of any kind accruing thereunder or pertaining thereto throughout the world.

Notwithstanding anything to the contrary in this Agreement, the term “Patent Collateral” shall not include (and no component term of the definition of Patent Collateral shall include), Excluded Property.

SECTION 3. Security Agreement

The security interest granted pursuant to this Agreement is granted in conjunction with the security interest granted to the Collateral Agent for the Secured Parties pursuant to the Pledge and Security Agreement, and the Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the security interest in the Patent Collateral made and granted hereby are more fully set forth in the Pledge and Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Agreement is deemed to conflict with the Pledge and Security Agreement, the provisions of the Pledge and Security Agreement shall control.

SECTION 4. Governing Law

SECTION 12.09 (GOVERNING LAW) OF THE FINANCING AGREEMENT IS HEREBY INCORPORATED BY REFERENCE, MUTATIS MUTANDIS.

SECTION 5. Counterparts

Section 12.04 (Counterparts) of the Financing Agreement is hereby incorporated by reference, mutatis mutandis.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Grantor has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

NEAR INTELLIGENCE HOLDINGS INC.,
as Grantor

By:
Name:
Title:

[Signature Page to Patent Security Agreement]

Accepted and Agreed:

BLUE TORCH FINANCE LLC,
as Collateral Agent

By:
Name:
Title:

[Signature Page to Patent Security Agreement]

SCHEDULE A
to
PATENT SECURITY AGREEMENT

PATENTS AND PATENT APPLICATIONS

Company	Patent	Application or Registration No.	Application or Registration Date
Near Intelligence Holdings Inc.	Real-Time Optimization of Bid Selection	10,825,041	11/03/2020
Near Intelligence Holdings Inc.	Enhanced Hyperlink Feature for Web Pages	8,135,617	03/13/2012
Near Intelligence Holdings Inc.	Data Picker Application	8,190,622	05/29/2012
Near Intelligence Holdings Inc.	Foot Traffic Estimation System and Method	16/655,048	10/16/2019
Near Intelligence Holdings Inc.	Method for automatic estimation of spatio-temporal entity counts using machine learning from partially observable location data	11,386,344	07/12/2022
Near Intelligence Holdings Inc.	Method for real-time cohort creation based on entity attributes derived from partially observable location data	11,403,324	08/02/2022
Near Intelligence Holdings Inc.	Method for linking identifiers to generate a unique entity identifier for deduplicating highspeed data streams in real time	11,405,482	08/02/2022
Near Intelligence Holdings Inc.	Method for adaptive location assignment to IP-indexed data streams from partially observable data	17/019,244	09/12/2020
Near Intelligence Holdings Inc.	Method for automatically determining target entities from Unstructured conversation using natural language understanding	17/039,752	09/30/2020
Near Intelligence Holdings Inc.	Method for automatically assigning visits to partially observable location data streams	11,050,834	6/29/2021
Near Intelligence Holdings Inc.	Method for automatically inferring place properties based on spatial activity data using Bayesian models	17080706	10/26/2020
Near Intelligence Holdings Inc.	Method for identifying a device using attributes and location signatures from the device	10,979,848	04/13/2021